UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2011

SOMAXON PHARMACEUTICALS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-51665	20-0161599
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3570 Carmel Mountain Road, Suite 100, San Diego, CA	92130
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 876-6500

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On February 22, 2011, Somaxon Pharmaceuticals, Inc. (“Somaxon”) received a Notice of Allowance from the United States Patent and Trademark Office (“USPTO”) for claims in U.S. patent application no. 11/781,165. This patent application generally relates to dosing Silenor® (doxepin) 3mg and 6mg tablets at least three hours after a meal to promote faster onset of action and reduce the potential for next-day residual sedation. A Notice of Allowance is the official notification that the USPTO finds the claimed subject matter allowable and intends to issue the patent pending payment of the issue fee. Given this action, Somaxon expects the patent to issue within the next few months. Once issued, this patent will expire no earlier than July 2027. The pharmacokinetic changes that result from dosing Silenor within three hours after a meal have important implications relating to both the efficacy and safety of the product that are described in the Silenor prescribing information. As a result, Somaxon plans to list the patent in the U.S. Food and Drug Administration’s Approved Drug Products with Therapeutic Equivalence Evaluations, commonly known as the Orange Book, once it is issued.

Somaxon cautions readers that statements included in this report that are not a description of historical facts are forward-looking statements. For example, statements regarding the issuance of a patent resulting from the Notice of Allowance for U.S. patent application no. 11/781,165, the listing of that patent in the Orange Book and the potential for commercial sales into the future are forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by Somaxon that any of its plans will be achieved. Actual results may differ materially from those set forth in this report due to the risks and uncertainties inherent in Somaxon’s business, including, without limitation, the scope, validity and duration of patent protection and other intellectual property rights for Silenor; whether the approved label for Silenor is sufficiently consistent with such patent protection to provide exclusivity for Silenor; Somaxon’s ability to successfully commercialize Silenor; Somaxon’s reliance on its co-promotion partner, Procter & Gamble, and its contract sales force provider, Publicis, for critical aspects of the commercial sales process for Silenor; the performance of Procter & Gamble and Publicis and their adherence to the terms of their contracts with Somaxon; the ability of Somaxon’s sales management personnel to effectively manage the sales representatives employed by Publicis; the ability of Somaxon to ensure adequate and continued supply of Silenor to successfully meet anticipated market demand; Somaxon’s ability to successfully enforce its intellectual property rights and defend its patents, including any developments relating to the recent submission of abbreviated new drug applications for generic versions of Silenor 3 mg and 6 mg and related patent litigation; the possible introduction of generic competition for Silenor; Somaxon’s ability to raise sufficient capital to fund its operations, and the impact of any such financing activity on the level of its stock price; the impact of any inability to raise sufficient capital to fund ongoing operations, including any patent infringement litigation; Somaxon’s ability to operate its business without infringing the intellectual property rights of others; the market potential for insomnia treatments, and Somaxon’s ability to compete within that market; inadequate therapeutic efficacy or unexpected adverse side effects relating to Silenor that could delay or prevent commercialization, or that could result in recalls or product liability claims; other difficulties or delays in development, testing, manufacturing and marketing of Silenor; the timing and results of post-approval regulatory requirements for Silenor, and the FDA’s agreement with Somaxon’s interpretation of such results; and other risks detailed in Somaxon’s prior press releases as well as in its periodic filings with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and Somaxon undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. This caution is made under the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOMAXON PHARMACEUTICALS, INC.

Date: February 22, 2011
	By:	/s/ Matthew W. Onaitis
	Name:	Matthew W. Onaitis
	Title:	Senior Vice President and General Counsel